For more information, contact:
E.R. "Skip" Autry Chief Financial Officer TriMas Corporation 248-631-5496

MEDIA RELEASE
For Immediate Release

TRIMAS CORPORATION HOSTS STAKEHOLDERS' DAY IN
HACKETTSTOWN, NEW JERSEY

BLOOMFIELD HILLS, Mich. – June 15, 2005 – TriMas Corporation held a Stakeholders' Day at its Hackettstown, New Jersey facility today to provide a general business update, respond to investor questions and allow stakeholders to take a plant tour of its new state-of-the-art facility. TriMas Corporation President and CEO Grant H. Beard, Chief Financial Officer E.R. "Skip" Autry, Group President-Cequent Edward L. Schwartz, and Group President-Rieke Lynn A. Brooks made the overview presentations.

If you were unable to attend this event, the presentation materials are available on the Company's website at www.trimascorp.com in the Investor Relations section.

About TriMas

Headquartered in Bloomfield Hills, Mich., TriMas is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide. TriMas is organized into four strategic business groups: Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems, and Industrial Specialties. TriMas has nearly 5,000 employees at 80 different facilities in 10 countries. For more information, visit www.trimascorp.com.

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